UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 1, 2023

Quanta Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2727 North Loop West

Houston, Texas 77008

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.00001 par value	PWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On August 3, 2023, Quanta Services, Inc. (the “Company” or “Quanta”) issued a press release announcing its results for the fiscal quarter ended June 30, 2023. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2023, the Company entered into employment agreements (the “Employment Agreements”) with each of Earl C. (Duke) Austin, Jr., President and Chief Executive Officer of the Company; Jayshree S. Desai, Chief Financial Officer of the Company; James Redgie Probst, Chief Operating Officer of the Company; and Derrick A. Jensen, Executive Vice President – Business Administration of the Company (collectively, the “Executives”), which amend, restate and supersede their respective prior employment agreements with the Company. Each Employment Agreement provides for an initial one-year employment term and will automatically be extended for subsequent one-year terms unless either party provides notice of non-renewal at least six months prior to the expiration of the then-current employment term.

Pursuant to the Employment Agreements, Mr. Austin, Ms. Desai, and Messrs. Probst and Jensen are entitled to annual base salaries of $1,300,000, $780,000, $900,000 and $679,800, respectively, and eligible to participate in the Company’s annual incentive plan and long-term equity incentive plan, with the applicable Executive’s annual cash incentive bonus targeted at a percentage of base salary as determined from time to time by the Company’s Board of Directors or a committee thereof. In addition, under the Employment Agreements, the Executives are eligible to participate in the incentive, savings, retirement and health and welfare benefit plans and programs generally available to other peer employees of the Company and entitled to reimbursement of reasonable and necessary business expenses incurred by the Executive in accordance with applicable Company policy.

Pursuant to the Employment Agreements, if the applicable Executive’s employment terminates due to his or her death or “disability” (as defined in the applicable Employment Agreement), then he or she (or his or her estate or beneficiaries, as applicable) will be entitled to full accelerated vesting of any outstanding equity awards covering shares of Company common stock, with performance goals applicable to any such equity award being treated in accordance with the applicable award agreement (or if the award agreement does not specify such treatment, based on actual performance through the termination date and forecasted performance for the remainder of the applicable performance period).

In addition, the Employment Agreements provide that if the applicable Executive’s employment is terminated by the Company without “cause” (and other than due to death or “disability”) or by the applicable Executive for “good reason” (each as defined in the applicable Employment Agreement) (each, a “qualifying termination”), then, subject to the Executive’s timely execution and non-revocation of a general release of claims and continued compliance with applicable restrictive covenants, the Executive will be entitled to receive:

•	A lump-sum amount in cash equal to 18 months (or, for Messrs. Austin and Probst, 24 months) of the applicable Executive’s then-current base salary;

•	A pro-rated annual cash incentive bonus (based on actual performance) for the fiscal year in which the qualifying termination occurs;

•	Company-subsidized continued health insurance coverage for up to 18 months (or, for Messrs. Austin and Probst, 24 months) following the termination date;

•	Company-paid outplacement services for up to 12 months following termination (capped at $20,000); and

•	With respect to the Executive’s outstanding equity awards covering Company common stock:

•

(a) if, as of the termination date, the Executive’s length of service with the Company is (i) at least three years but fewer than five years, the Executive will be entitled to accelerated vesting of the portion of each equity award (other than an equity award subject to performance-vesting conditions) that would have vested during the 12-month period following termination, and each equity award subject to performance-vesting conditions (each, a “performance award”) will remain outstanding and eligible to vest for a period of 12 months following termination; (ii) at least five years but fewer than ten years, the Executive will be entitled to accelerated vesting of the portion of each equity award (other than a performance award) that would have vested during the 24-month period following termination, and each performance award will remain outstanding and eligible to vest for a period of 24 months following termination; (iii) more than ten years, the Executive will be entitled to fully accelerated vesting of each equity award (other than a performance award), and each performance award will remain outstanding and eligible to vest following termination (for clarity, all outstanding and unvested equity awards will be forfeited upon the Executive’s qualifying termination if the Executive’s length of service with the Company as of the termination date is less than three years); and

•

(b) if the Executive’s qualifying termination occurs more than 24 months following a “change in control” of the Company (as defined in the applicable Employment Agreement), the Executive will be entitled to full accelerated vesting of all equity awards granted prior to the date of such change in control.

If the Executive’s qualifying termination occurs during the 24-month period following a change in control of the Company, then, in lieu of the severance payments and benefits described above and subject to the Executive’s timely execution and non-revocation of a general release of claims and continued compliance with applicable restrictive covenants, in addition to accrued amounts, the Executive will be entitled to receive:

•

A lump sum amount in cash equal to the sum of (i) 30 months (or, for Messrs. Austin and Probst, 36 months) of the applicable Executive’s then-current base salary, (ii) 250% (or, for Messrs. Austin and Probst, 300%) of the applicable Executive’s target annual cash incentive bonus for the fiscal year in which the qualifying termination occurs and (iii) a pro-rated target annual cash incentive bonus for the fiscal year in which the qualifying termination occurs;

•	Company-subsidized continued health insurance coverage for up to 30 months (or, for Messrs. Austin and Probst, 36 months) following the termination date;

•	Company-paid outplacement services for up to 12 months following termination (capped at $20,000); and

•	Full accelerated vesting of all outstanding equity awards or equity-linked rights (as defined in in the applicable Employment Agreement) held by the Executive as of the termination date.

To the extent that any payment or benefit received by the applicable Executive pursuant to his or her Employment Agreement or otherwise would be subject to an excise tax under Internal Revenue Code Section 4999, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the applicable Executive than receiving the full amount of such payments.

The Employment Agreements also include invention assignment provisions, confidentiality and non-disclosure covenants, non-disparagement restrictions, and non-compete and employee and customer non-solicit restrictions.

The foregoing descriptions of the Employment Agreements are qualified in their entirety by the full text of the Employment Agreements, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A presentation, dated August 3, 2023, prepared by the Company and relating to its results for the fiscal quarter ended June 30, 2023, as noted in the press release described in Item 2.02 above, will be posted to the Company’s website at www.quantaservices.com under the “News & Events” area of the Investor Relations section. Investors should note that Quanta announces financial information in its documents filed with the Securities and Exchange Commission, its press releases, its public conference calls, as well as on its website. Quanta may use the Investor Relations and other sections of its website to communicate with investors and it is possible that the financial and other information posted there could be deemed to be material information.

The information furnished in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Employment Agreement, dated August 1, 2023, by and between Quanta Services, Inc. and Earl C. (Duke) Austin, Jr.

10.2	Employment Agreement, dated August 1, 2023, by and between Quanta Services, Inc. and Jayshree Desai

10.3	Employment Agreement, dated August 1, 2023, by and between Quanta Services, Inc. and James Redgie Probst

10.4	Employment Agreement, dated August 1, 2023, by and between Quanta Services, Inc. and Derrick A. Jensen

99.1	Press Release of Quanta Services, Inc. dated August 3, 2023

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2023	Quanta Services, Inc.

	By:	/s/ Paul M. Nobel
Name: Paul M. Nobel Title: Senior Vice President and Chief Accounting Officer